Exhibit 99.1

Prairie Operating Co. Announces Possible Reserves of ~285.3 MMBoe with a PV10 Value of ~$2.4 Billion

HOUSTON, TX / August 21, 2023 / Prairie Operating Co. (OTCQB: CRKR; the “Company”), is pleased to announce the results of a comprehensive independent third-party evaluation of its non-producing position in Weld County, Colorado.

The reserve report reflects the quality and scale of the Company’s 37,000 gross acre position, establishing a possibles reserves basis of ~285.3 MMBoe with a PV10 value of ~$2.4 billion. The reserves are supported by 412 qualified locations across both the Niobrara and Codell formations that are part of the Company’s future development plan. Furthermore, Prairie Operating Co. has hundreds of additional locations beyond this initial 5-year development program that are not currently included in the report. As the acreage position is further delineated through internal development and offset drilling activity, the Company anticipates material increases to its proven oil and gas reserves and PV10 valuation.

“This independent third-party reserve report firmly validates the strength and scalability of our asset base.” stated, Ed Kovalik, Chairman and CEO. “We are confident our extensive drilling inventory will be a driving factor in creating consistent, long-term value for our shareholders. The team looks forward to filing permits and beginning our development program, as we have positioned the Company for significant growth.”

August 1, 2023: Estimated Reserves at Strip Pricing (1)

Prairie Operating Co. Estimated Possibles Reserves Highlights:

●	285.3 MMBoe with corresponding PV10 of $2.4 billion
●	Approximately 74% oil & liquids and 26% natural gas
●	412 Undeveloped drilling locations

The Company’s estimated possible reserves as of August 1, 2023, as shown in the table below, have been prepared in accordance with the Society of Petroleum Engineers’ Petroleum Resources Management System guidelines issued by Collarini Energy Experts, an independent petroleum engineering firm, utilizing NYMEX Strip Pricing as of July 31, 2023.

Reserve Category	Formation	Well Count	Net Oil (mbo)	Net Gas (mmcf)	Net NGL (mbngl)	Net Equiv. (mboe)	PV10 ($000s)
POSS
	Codell	148	45,947	99,806	15,852	78,434	641,081
	Niobrara	264	96,688	338,511	53,766	206,873	1,722,856
Total		412	142,635	438,318	69,618	285,306	2,363,937

Note: PV-10 is a non-GAAP financial measure. See the “Non-GAAP Financial Measure” section below.

(1) Strip Pricing as of July 31, 2023: WTI/Henry Hub –2024: $76.24/$2.96; 2025: $71.38/$3.38; 2026: $67.57/$3.43; 2027: $64.45/$3.36; 2028: $61.87/$3.26; 2029: $59.68/$3.26; 2030: $57.79/$3.27; 2031: $56.09/$3.33; 2032: $54.63/$3.37; 2033: $53.29/$3.46; and thereafter: $53.29/$3.60

Non-GAAP Financial Measures

PV-10 is derived from the Standardized Measure of Discounted Future Net Cash Flows (“Standardized Measure”), which is the most directly comparable GAAP financial measure for proved reserves. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10 percent. We believe that the presentation of PV10 is relevant and useful to our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our possible reserves before considering future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Our possible reserves were derived from wells of offset operators in the same development area. We have shown possible reserves as we will not have proven reserves until our development plan commences.

About Prairie Operating Co.

Prairie Operating Co. (f/k/a Creek Road Miners, Inc.) is a publicly traded company engaged in the development, exploration, and production of oil, natural gas and natural gas liquids with operations focused on unconventional oil and natural gas reservoirs located in Colorado focused on the Niobrara and Codell formations. The Company is also a crypto company focused on cryptocurrency mining. The Company is dedicated to developing affordable, reliable energy to meet the world’s growing demand, while continuing to protect the environment. To learn more, visit www.prairieopco.com.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets; the ability of the Company to successfully develop its assets in Weld County, Colorado; the failure to realize the anticipated benefits of the merger with Prairie Operating Co., LLC; the risks related to the growth of the Company’s business and the timing of expected business milestones; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the registration statement on Form S-1/A filed by the Company on July 27, 2023, and in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, and any subsequently filed Quarterly Report on Form 10-Q, including the Company’s most recent Form 10-Q filed on August 14, 2023. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact

Wobbe Ploegsma

wp@prairieopco.com